TOUCHSTONE BALANCED FUND
                 (a series of Touchstone Variable Series Trust)


         The undersigned appoints Jill T. McGruder and David Dennison and each of them, with full power of substitution, as attorneys and proxies of the undersigned, and does thereby request that the votes attributable to the undersigned be cast at the Meeting of the Shareholders of the Touchstone Balanced Fund, a separate series of the Touchstone Variable Series Trust, to be held at 10:00 a.m. on February 21, at the offices of the Trust, 311 Pike Street, Cincinnati, Ohio, and at any adjournment thereof.



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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THE
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL BELOW. AS TO ANY OTHER MATTER, ALL PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR THE PROPOSAL.

Please vote by checking your response.
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
To approve or disapprove a new sub-advisory
agreement between Touchstone Advisors, Inc.                 FOR       AGAINST     ABSTAIN
and OpCap Advisors                                          [ ]         [ ]         [ ]


Total shares attributable to the undersigned:  _________________
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
PLEASE VOTE, DATE AND SIGN EXACTLY AS YOUR     Note: The undersigned hereby acknowledges
NAME APPEARS BELOW, AND RETURN THIS FORM       receipt of the notice of meeting and proxy
IN THE ENCLOSED SELF-ADDRESSED  ENVELOPE.      statement and revokes any proxy heretofore
                                               given with respect to the votes covered by this
                                               proxy.

                                               Dated:  ___________________, 2000


                                               ______________________________________
                                               Signature


                                               ______________________________________
                                               Signature If Jointly Held
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